UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2019

SINTX Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South Salt Lake City, UT	84119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

See disclosure in Item 8.01 herein.

Item 8.01 Other Events.

On June 27, 2019, SINTX Technologies, Inc. (the “Company”) reconvened its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). The purpose of the reconvened meeting was to vote on the approval of Proposal 2 regarding the authorization of an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of its issued and outstanding common stock at a ratio of between 1-for-2 and 1-for-30, inclusive, which ratio will be selected at the sole discretion of our Board of Directors at any whole number in the above range, with any fractional shares that would otherwise be issued as a result of the reverse stock split being rounded up to the nearest whole share; provided, that our Board of Directors may abandon the reverse stock split in its sole discretion.

The Annual Meeting was adjourned again and is now scheduled to reconvene on July 3, 2019, at 10:00 a.m. Mountain Time. The adjourned stockholder meeting will be reconvened at the Company’s offices, located at 1885 West 2100 South, Salt Lake City, UT 84119. The purpose of the adjournment is to allow additional time for the Company’s stockholders to vote on Proposal 2.

A copy of the press release issued by the Company with respect to the annual meeting is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	SINTX Technologies, Inc. press release dated June 27, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINTX TECHNOLOGIES, INC.

Date: June 28, 2019	/s/ B. Sonny Bal
B. Sonny Bal
President and Chief Executive Officer